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                                                                     EXHIBIT 3.6


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                JMC GROUP, INC.

     JMC Group, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, at a duly held meeting of the Board of Directors, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the
Corporation:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing Article I. thereof so that, as amended, Article I. shall be and read as follows:

     "The name of the corporation is USBA Holdings, Ltd."

SECOND: That at the annual meeting of the stockholders of the Corporation, duly called and held on August __, 1996, upon notice in accordance with Section 222 of the Delaware General Corporation Law, a majority of the shares entitled to vote thereon were voted in favor of the foregoing amendment in accordance with the provisions of the Delaware General Corporation Law.

THIRD: That such amendment was duly adopted in accordance with Section 242 of the Delaware General Corporation Law, and that this Certificate of Amendment of the Certificate of Incorporation shall be effective as of
______________________.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James K. Mitchell, its Chairman and Chief Executive Officer, and attested by ______________________, its Secretary, as of ________ __, 1996.



                              By:
                                 ----------------------------------------------
                                    James K. Mitchell
                                    Chairman and Chief Executive Officer

ATTEST:

By:  _________________________
     ______________, Secretary